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                                     Exhibit No. 99(b)(8)(a)(8)

                                 CUSTODIAN AGREEMENT
                                AMENDMENT NUMBER EIGHT

         THIS AGREEMENT is made as of the ___ day of July, 1997 by and between DIMENSIONAL INVESTMENT GROUP INC., formerly "DFA U.S. Large Cap Portfolio Inc.", a Maryland corporation (the "Fund"), and PNC BANK, N.A., formerly "Provident National Bank" ("PNC").

                                W I T N E S S E T H :

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and
         WHEREAS, the Fund has retained PNC to provide certain custodian services pursuant to a Custodian Agreement dated as of July 12, 1991 and as amended (the "Agreement") which, as of the date hereof, is in full force and effect; and

         WHEREAS, PNC presently provides such services to the eleven existing Portfolios of the Fund; and

         WHEREAS, the Fund has recently organized two new Portfolios, designated "DFA International Value Portfolio IV" and "Emerging Markets Portfolio II" (the "New Portfolios"), and the parties hereto desire that PNC shall provide the New Portfolios with the same services that PNC provides to the other Portfolios of the Fund pursuant to the Agreement; and

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         WHEREAS, Section 28 of the Agreement provides that the Agreement may be amended as agreed to in writing by PNC and the Fund.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

         1.   The Fund has delivered to PNC copies of:

              (a) Post-Effective Amendment Number 16 of the registration statement of the Fund, as effective with the U.S. Securities and Exchange Commission on _____________, 1997, wherein the New Portfolios are described;

              (b) The exhibits to such post-effective amendment including the Articles Supplementary to the Articles of Incorporation and the forms of administration agreements with respect to the New Portfolios;

              (c) Amendment Number Seven dated July __, 1997 of the Transfer Agency Agreement between PFPC Inc. and the Fund dated as of July 12, 1991; and

              (d) Amendment Number Seven dated July __, 1997 of the Administration and Accounting Services Agreement between PFPC Inc. and the Fund dated as of July 12, 1991.

              2.   The Agreement hereby is amended effective July __, 1997 by:


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              (a)  adding the following sentence immediately after the second sentence of Section 1 therein, "As of July __, 1997, the Fund delivered to PNC a Prospectus dated July __, 1997 wherein two new classes of Fund shares designated the 'DFA International Value Portfolio IV' and "Emerging Markets Portfolio II' are described and the parties agree that the terms of this Agreement shall apply to the two Portfolios described in such Prospectus."; and

              (b) adding a new sentence immediately following the second sentence of Section 25 as follows: "The foregoing provisions of this Section 25 notwithstanding, this Agreement with respect to DFA International Value Portfolio IV and Emerging Markets Portfolio II may be terminated by either party upon not less than 180 days prior written notice to the other party."

              3. The Fee Schedules of PNC applicable to the New Portfolios shall be as agreed in writing from time to time.

              4. In all other respects the Agreement shall remain unchanged and in full force and effect.

              IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Eight to the Agreement to be executed by


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their duly authorized officers designated below on the day and year first above written.

                        DIMENSIONAL INVESTMENT GROUP INC.

                        By:
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                        PNC BANK, N.A.

                        By:
                            -------------------------------


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